AMENDED AND RESTATED NOTE

$25,320,000.00	August 13, 2021
FOR VALUE RECEIVED, THE SAINT JUNE, L.P., a Texas limited partnership (“Borrower”), hereby promises to pay to the order of TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns and any subsequent holders of this Note, “Lender”), as hereinafter provided, the principal sum of TWENTY-FIVE MILLION THREE HUNDRED TWENTY THOUSAND DOLLARS AND NO/100 DOLLARS ($25,320,000.00) or so much thereof as may be advanced by Lender pursuant to the terms of that certain Loan Agreement, dated as of June 2, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined), by and among Borrower, the lenders from time to time party thereto, and Texas Capital Bank, National Association, as Administrative Agent for the lenders (in such capacity, “Administrative Agent”).
Borrower promises to pay interest on the unpaid principal amount of this Amended and Restated Note (this “Note”) from the date hereof until the Loans made by Lender are paid in full, at such interest rates and at such times as provided in the Loan Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at Administrative Agent’s principal office. If any amount is not paid in full when due hereunder, then such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Loan Agreement.
This Note is secured by, among other things, a Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (as amended, supplemented or restated from time to time, collectively, the “Security Instrument”) dated of even date with the Loan Agreement, executed by Borrower in favor of Administrative Agent, for the benefit of the Lenders.
This Note is one of the Notes referred to in the Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties. The Loans made by Lender shall be evidenced by an account maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Loan Agreement and Administrative Agent shall have the right, at the sole discretion of Administrative Agent, to exercise any rights and remedies set forth in the Loan Agreement, Security Instrument and the other Loan Documents, and without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES).
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Time is of the essence with respect to all provisions of this Note and the Loan Documents.
THIS NOTE, AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
This Note is in renewal, extension, modification, amendment and/or restatement of, and in substitution and replacement for, but not extinguishment or novation of, that certain Note (“Prior Note”), dated June 2, 2021, executed by Borrower payable to the order of Lender, in the stated maximum principal amount of $30,320,000.00. Borrower acknowledges that the liens and security interests securing the Prior Note are hereby ratified, continued, renewed, extended, modified, increased and/or brought forward in full force to secure payment of this Note.

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THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.
The Saint June, L.P.,
a Texas limited partnership

By:    The Saint June GP, L.L.C., a Texas limited liability company, General Partner

By:    STRS L.L.C., a Delaware limited liability company, Manager

By:    Stratus Properties Inc., a Delaware corporation, Sole Member and Manager
By:     \s\ Erin D. Pickens
Erin D. Pickens,
Senior Vice President

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